EXHIBIT 10.1

20 William Street, Suite 310 Wellesley, MA 02481 781-304-1800 phone 781-304-1701 fax www.stream.com

May 6, 2009

Mr. R. Scott Murray

Stream Global Services, Inc.

20 William Street, Suite 310

Wellesley, MA 02481

Dear Scott:

Stream Global Services, Inc., a Delaware corporation (the “Company”), and you hereby agree to amend the employment agreement dated as of July 15, 2008, as amended on December 29, 2008, by and between the Company and you (the “Agreement”), as follows:

The last sentence in Section 3.4 is deleted in its entirety and replaced by inserting at the end the following:

“Up to 40 hours of unused vacation time accrued by the Executive at the end of any fiscal year shall be carried over in full to the next year.”

Except as modified by this letter or by other intervening amendments, all other terms and conditions of the Agreement shall remain in full force and effect. This letter may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document.

STREAM GLOBAL SERVICES, INC.

By:  /s/    Sheila M. Flaherty

        Sheila M. Flaherty

        Chief Legal and Administrative Officer

Acknowledged and agreed:

/s/    R. Scott Murray

R. Scott Murray

Date